Exhibit 99.1

Perfect Moment Opens New European Distribution Hub in the Netherlands as Part of Global Logistics Transformation

New Distribution Hub Reduces Touchpoints, Lowers Expenses and Enables Scalable Growth

LONDON – July 7, 2025 – Perfect Moment Ltd. (NYSE American: PMNT) (“Perfect Moment” or the “Company”), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, is announcing the successful opening of its new European warehouse and distribution hub in the Netherlands, marking a major milestone in its global logistics transformation.

Perfect Moment’s new facility in Holland will replace its former warehouses in the UK and Hong Kong, which are due to close as part of a broader restructuring initiative to streamline operations, reduce costs, and enhance the customer experience.

This transformation is expected to reduce the number of logistics touchpoints from factory to customer by more than half—from approximately 11 steps to just five—enabling faster and more efficient fulfilment. Historically, logistics represented a higher percentage of Company revenues than we’ve been satisfied with and under the new model, Perfect Moment is working diligently toward a meaningful reduction in logistics costs.

“This marks a critical step forward in Perfect Moment’s journey,” said Max Gottschalk, Chairman of Perfect Moment. “The new distribution facility is a cornerstone of our broader operational transformation, enabling us to streamline our supply chain, accelerate delivery timelines and significantly reduce complexity. By centralizing key functions and eliminating unnecessary handoffs, we’re creating a more agile and efficient platform that we expect will unlock meaningful cost savings and allow us to reinvest in areas that fuel long-term growth – whether that’s product innovation, customer experience or international expansion.”

The Company has also reset its corporate structure to support the streamlined movement of goods across markets, ensuring better alignment between operational flow and commercial priorities.

While margin improvement will take time, the Company expects these efforts to increase efficiency and streamline our supply chain to contribute ongoing and sustainable increases to our gross margins.

Under the leadership of COO and CFO Chath Weerasinghe, Perfect Moment has already delivered early wins, including shipping its first deliveries of Fall/Winter 2025 product two months ahead of last year’s timeline—significantly accelerating its go-to-market speed.

“This transformation allows us to build a supply chain discipline that not only reduces cost but also enhances delivery performance and customer satisfaction,” said Chath Weerasinghe. “We’re building a modern, agile supply chain that will support our long-term growth ambitions. These improvements position Perfect Moment with greater operational strength and agility as we head into the important fall and winter seasons, where demand for our brand is at its highest. We’re confident this foundation will drive meaningful value for both our customers and shareholders.”

The Netherlands-based hub is operated in partnership with GEODIS, a leading global logistics provider. “We are very proud that Perfect Moment has selected GEODIS as its trusted partner in logistics,” states Henk Gerards, Director Operations Benelux at GEODIS. “Our tailored solutions are designed to ensure robust and efficient control over all logistics processes, especially during peak seasons. By collaborating closely with Perfect Moment, we leverage our luxury & retail expertise to support their operational goals and drive success in the competitive marketplace.”

The warehouse opening represents a key element of the Company’s broader operational turnaround and commitment to achieving long-term financial sustainability.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the sections titled “Risk Factors” in our Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

About Perfect Moment Ltd.

Founded in Chamonix, France, Perfect Moment is a luxury outerwear and activewear brand that merges alpine heritage with fashion-forward performance. Known for its technical excellence, bold design, and versatile pieces that transition seamlessly from slopes to city, the brand is worn by athletes, tastemakers, and celebrities worldwide. Perfect Moment is traded on the NYSE American under the ticker symbol PMNT. Learn more at www.perfectmoment.com.

Contacts

Company Contact
Julie Robinson, Brand Director
Perfect Moment
Tel +44 7595178702
press@perfectmoment.com

Investor Contact
Gateway Group
Tel (949) 574-3860
PMNT@gateway-grp.com